CONSENT, APPROVAL AND IRREVOCABLE PROXY


                                   April   , 1996
                                         --




Surgical Technologies, Inc.
2801 S. Decker Lake Lane
Salt Lake City, UT  84119

Ladies and Gentlemen:

     Reference is made to the proposed Agreement and Plan of Merger ("Merger Agreement") by and between 4health, Inc. ("4Health") and Surgical Technologies, Inc. ("Surgical"), a copy of which is attached hereto as Exhibit "A", pursuant to which, inter alia, 4Health will be merged with and into Surgical (the "Merger") for shares of common stock, par value $.01, of the surviving corporation ("New Common Stock") and the issued and outstanding shares of common stock, par value $.01, of Surgical ("Surgical Common Stock") will be combined and exchanged for shares of New Common Stock and warrants to purchase New Common Stock ("Warrants"), all as further described in the Merger Agreement (the "Recapitalization").

     In order to induce Surgical to execute and deliver the Merger Agreement, and subject to the terms and conditions set forth herein, each of the undersigned stockholders of 4Health does hereby irrevocably represent and warrant to and covenant and agree with Surgical that:

     (a) Such stockholder shall vote at the Stockholder's Meeting referred to in Section 6.01(b) of the Merger Agreement, or any adjournment thereof, all shares of common stock, par value $.01 per share, of 4Health ("4Health Common Stock") and/or Series A Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"), beneficially owned by such stockholder to ratify the execution, delivery and performance of the Merger Agreement by 4Health and in favor of the Merger and Recapitalization, in accordance with the terms, provisions and conditions of the Merger Agreement, and to authorize the transactions contemplated thereby.

     (b) Such stockholder shall, if requested by Surgical, execute and deliver a consent in writing, pursuant to Section 603 of the General Corporation Law of the State of California ("California Law") authorizing the corporate action of 4Health described in clause (a) above.

     (c) Such stockholder has reviewed the copy of the Merger Agreement attached hereto as Exhibit "A". Such stockholder is familiar with Surgical and 4Health and their respective businesses, properties and financial position. In order to permit such stockholder to make an informed investment decision with respect to the merits and risks of the transactions contemplated by the Merger Agreement, Surgical and 4Health furnished and/or made available to such stockholder, or such stockholder has had access to, (i) the same kind of information regarding Surgical and 4Health and their respective businesses, properties and financial position, as would be contained in a definitive proxy statement prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934 in connection with a solicitation of stockholders of Surgical and 4Health to approve the Merger Agreement and the transactions contemplated thereby, (ii) such other information as such stockholder has deemed necessary in order to verify the information referred to in the preceding clause (i), and
          (iii) the opportunity to ask questions of, and receive answers from Surgical and 4Health or persons acting on their behalf concerning the terms, provisions and conditions of the Merger Agreement and the transactions contemplated thereby. Such stockholder has such knowledge and experience in financial and business matters that such stockholder is capable of and has utilized the information described above in evaluating the merits and risks of the transactions contemplated by the Merger Agreement.

     (d) Such stockholder is the record and beneficial owner of and has full voting rights with respect to the number of shares of 4Health Common Stock and/or Preferred Stock set forth opposite such stockholder's signature below.


     (e) Such stockholder hereby constitutes and appoints Todd B. Crosland and Rockwell D. Schutjer, who are associated with Surgical (collectively, the "Proxyholders"), and each of them, with power of substitution, as such stockholder's true and lawful proxies and attorneys-in-fact to vote at the Stockholder's Meeting referred to in Section 6.01(b) of the Merger Agreement, or any adjournment thereof, all shares of 4Health Common and/or Preferred Stock beneficially owned by such stockholder in favor of the Merger and Recapitalization and ratifying the execution, delivery and performance by 4Health of the Merger Agreement and the transactions contemplated thereby, including, without limitation, approving the election of directors as provided in
          Section 1.05 of the Merger Agreement, substantially in accordance with the terms, provisions and conditions of the Merger Agreement, so long as the consideration to be received by the stockholders of 4Health in the Merger is equal to or greater than that provided for in the Merger Agreement. The foregoing proxy shall be limited strictly to the power to vote such Common and Preferred Stock in the manner set forth in the preceding sentence. Such stockholder acknowledges that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by Section 705 of California Law. In the event such stockholder for any reason fails to vote such stockholder's Common and Preferred Stock in accordance with clause (a) above, then the Proxyholders shall have the right to vote such Common and Preferred Stock in accordance with clause (a) of this Letter Agreement. The vote of the Proxyholders shall control in any conflict between their vote of such Common and Preferred Stock of 4Health and a vote by such stockholder of such Common and Preferred Stock. To the extent that the undersigned stockholder owns Preferred Stock, the undersigned stockholder acknowledges that such Preferred Stock shall be converted into shares of New Common Stock in the Merger as provided in the Merger Agreement and such stockholder's rights as a Preferred Stockholder shall be extinguished upon consummation of the Merger.

     This Letter Agreement shall be effective as to each of the undersigned stockholders upon delivery to Surgical of an executed copy hereof and shall terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms (other than because of the failure of the condition set forth in Section 7.01(b) of the Merger Agreement relating to requisite director and stockholder approval of the transaction), or (b) the expiration of sixty (60) days after the meeting at which the undersigned stockholder's Common and Preferred Stock of 4Health have been voted in favor of the matters set forth in clause (a) above.

     This Letter Agreement shall not constitute a voting trust within the meaning of Section 706 of California Law. This Letter Agreement shall be valid and binding upon each of the undersigned stockholders of 4Health and their respective heirs, representatives, successors and assigns and shall be specifically enforceable by Surgical in accordance with the principles of equity.

     The validity and effect of this Letter Agreement shall be governed by and construed in accordance with the laws of the State of California. This Letter Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement and may not be amended except pursuant to an instrument in writing signed by Surgical.

     Executed by the undersigned stockholders of Surgical as of the date first above written.

Schedule to Exhibit 4.04

                                    Number of      Number of
                                     Shares          Shares
                                    (Common       (Preferred
       Name                          Stock)          Stock)
- -----------------------          -----------      ------------


R. Lindsey Duncan                 3,833,333
Richard B. Carlock                   40,000
Henry S Stone                        30,000
David A. Melman                      30,500
Ivory & Sime Enterprise                                15,000
Capital PLC
Northern Securities Ltd.            265,000
CSF International, Inc.             240,000
British American Holdings,           20,381
Ltd.
Midland Trust Company, Ltd.         265,000
 Commerztrust A.G.                   10,000
                                  ------------     ------------

                                  4,734,214            15,000

              Total                                 4,749,214
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